FOR IMMEDIATE RELEASE

Bogota Savings Bank and Gibraltar Bank Announce Receipt of Regulatory
and Member Approvals and Targeted Closing Date of Pending Merger

TEANECK, NEW JERSEY AND PARSIPPANY, NEW JERSEY, January 25, 2021 — Bogota Financial Corp. (“Bogota Financial”) (Nasdaq: BSBK), the holding company for Bogota Savings Bank (“Bogota”), and Gibraltar Bank (“Gibraltar”) today announced that all regulatory approvals relating to the merger of Gibraltar with and into Bogota have been received.

Additionally, Gibraltar’s members approved the transaction at a special meeting of members on January 20, 2021.  The merger is targeted to close on or about February 28, 2021.

The conversion and consolidation of data processing platforms, systems and customer files is expected to occur on or about August 16, 2021.

About Bogota

Bogota Financial Corp. is a Maryland corporation organized as the mid-tier holding company of Bogota Savings Bank and is the majority-owned subsidiary of Bogota Financial, MHC. Bogota Savings Bank is a New Jersey chartered stock savings bank that has served the banking needs of its customers in New Jersey since 1893. It operates from two offices located in Bogota and Teaneck, New Jersey.

About Gibraltar

Gibraltar is a federally chartered mutual savings bank that has served the banking needs of its customers in New Jersey since 1909. It operates from three offices located in Newark, Oak Ridge and Parsippany, New Jersey in Morris and Essex Counties.

Forward-Looking Statements

This press release contains certain forward-looking statements about Bogota Financial, Bogota and Gibraltar.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (1) the businesses of Bogota and Gibraltar may not be combined successfully, or such combination may take longer than expected; (2) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (3) operating costs, customer loss and business disruption following the merger may be greater than expected; (4) the interest rate environment may further compress margins and adversely affect new interest income; (5) the risks associated with continued diversification of assets and adverse changes to credit quality; (6) general economic conditions and increased competitive pressure; (7) conditions within the securities markets; and (8) changes in legislation, regulations and policies.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Bogota Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov).

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.

Neither Bogota or Gibraltar undertakes an obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Contact Information

For Bogota Financial Corp.:

Joseph Coccaro
President and Chief Executive Officer
(201) 862-0660

For Gibraltar Bank:

Robert C. Walsh
President and Chief Executive Officer
 973-515-0885